EXHIBIT 99.1

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO

ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------
                          FINANCIAL COMMUNITY REMARKS

                         KENNETH I. CHENAULT'S REMARKS
                                August 2, 2006
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Good afternoon, and welcome to our second financial community meeting of the year.

Let me get right to our agenda.

I'll begin by summarizing our year to date financial and business performance. You've already seen the details of our results in our earnings release and supplement, so I'll just cover the highlights.

I'll then spend some time on how our business model has evolved over the last several years. With the global expansion of our network business and the spin-off of Ameriprise, there has been a notable change in the business focus of the Company.

Unlike most of our competitors -- who are either network processors, merchant acquirers or card issuers -- we play in each of these arenas. This breadth of activity allows us to participate in all elements of the payments value stream. I believe our strategic model, which can be thought of as being a "processor plus", puts us in a unique position of strength in terms of both our actual growth and our potential.

For today's deep drill we're going to cover a topic we haven't looked at in a while -- our web capabilities and how we're using them to service our customers, and to market to and engage both existing customers and prospects. Jud Linville, President of U.S. Consumer Card, is also responsible for our global interactive applications. Jud will discuss the expansion of our online capabilities over the last several years, and take you through the resulting benefits we're gaining on both our top-line and bottom-line.

We'll then end, as always, with any questions you may have for me, Gary, Jud or any other member of the management team.

                                * * * * * * * *

Let me start with our financials.

As you've seen, we've generated excellent results in the first half of the year.

Through June, we've exceeded all of our on-average-and-over-time financial objectives.

        o Year To Date revenues grew by 13%, an exceptionally strong showing;
        o Our diluted Earnings Per Share Growth from Continuing Operations was up 17%;
        o And our pro forma Return on Equity was 33%.*

Our results did include a number of positive and negative items in both the current and prior years. But, no matter how you may individually consider each item, our underlying financial performance was quite strong.

As you can imagine, I feel very good about our results and very good about our business momentum. Our performance across payments has been consistently strong, whether looking at customer segment, geography, or business line.

Here's a look at some of our metrics, starting with billed business.

On a year to date basis the momentum we've built within our spend-centric model is quite evident. Reported billings through June were up 16%, continuing a double digit growth trend we've achieved since 2003.

---------------
    *Pro forma return on equity (ROE) is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over agerage month-end shareholders' equity for the period from 9/30/05 through 6/30/06. ROE on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations) was 30%.

On a relative basis, we continue to outperform our peers.

Our billings growth of 16% has us at the top of industry along with Capital One, who is growing off of a far lower spend base. We continue to maintain a material growth rate advantage against Citi, JP Morgan and Discover, who are each in a growth "dead heat", 500 to 800 basis points behind us.

One particularly compelling point is that we've managed to achieve our current growth even on top of the strong billings growth we generated last year.

As you can see here, none of our competitors were up against a 16% growover hurdle, a fact that makes our performance even more notable.

The share gains for 2005 have now been reported, and the strength of our relative performance is quite clear.

In the U.S., which is shown here, we've steadily gained share in charge and credit spending. While we currently don't participate in the separate debit market, our volumes outgrew the combined growth rate of both types of spending.

A similar slide for charge and credit spending in many international markets would show the same positive trend.

No industry numbers have yet been issued for 2006 but, based on peer comparisons, it appears our share gains have continued so far this year.

We also had excellent growth in our card base. June year over year card growth of 11% was very strong, our highest growth rate since 2001. So far this year we've added 3.4 million net new cards.

We've grown strongly across our proprietary base in the U.S. and international, as well as from our network partners, again both in the U.S. and internationally. Within the U.S. network business we launched our first American Express branded products with Bank of America and USAA.

The next metric is average cardmember spending, an indicator we monitor closely given our spend-centric focus. Average basic cardmember spend was up 8%, well above overall economic growth rates and reported rates of consumer spending.

The strength of this metric is even more notable given the large number of cards we've put on over the last several years. As cardmember spending historically ramps up over time, this indicator gets dampened when there is a large denominator increase, such as we've recently seen. Given this effect, an 8% growth in average spend is further evidence of the success of our spend tactics.

Within our business model, loan balances are an outcome of our spend increases. So, along with the gains in spend that we've generated, we also continue to see excellent growth in managed receivables, which were up 16% at the end of June.*

---------------
*On a GAAP basis, receivables were up 29% as of June 30, 2006 as compared to June 30, 2005.

Our growth in receivables also continues to outpace our peers. Our 16%* increase puts us well above the single digit growth rate of every other major player. Given that each of these competitors has a lend-centric model, and therefore depends on AR growth to drive revenues, this slide clearly shows the hurdle they face in generating future top-line performance.

Because of our strong relative performance, we expect that our share gains in lending have also continued so far this year.

As you've all seen, we put up very good credit numbers again this quarter, with performance that continues to be among the best in class. As with most global issuers, we did have a higher level of chargeoffs due to the credit situation in Taiwan, but this was offset by the favorable impact of lower bankruptcy-related charge-offs and strong credit quality in the U.S.

The ongoing investments we're making in our risk capabilities, and our focused efforts to bring in higher spending, more creditworthy cardholders, are paying off. As a result, we've continued to drive provision rate benefits to our bottom-line, even while maintaining coverage ratios in excess of 100% of past due balances.

Our final three volume indicators -- travel sales, travelers cheque and prepaid sales, and private bank holdings -- each showed moderate growth through June.

Travel sales growth is being helped by higher airline ticket prices and particularly strong growth in Consumer Travel, while prepaid cards are helping fuel sales gains within our Travelers Cheque unit.

American Express Bank continues to grow volumes, but is being impacted on the bottom-line due to continued pressure on spread revenues.

Our financial results, along with the efficient use of our capital, again led to superior returns. Through June, on a pro forma basis, we've generated a 33% Return on Equity.**

This performance, along with our continued work to optimize our capital structure, has allowed us to return a high proportion of capital to shareholders in the form of both dividends and share buybacks. Through June we've returned 105% of capital to shareholders, a number well in excess of our 65% long-term target.

                              * * * * * * * * * *

So, as you can see from our metrics, the company's core business performance continues to be quite strong. We're executing against our strategies, we're growing the top and bottom lines, we have strong operating leverage and, very importantly, we continue to invest for future growth.

Our strong organic growth has been fueled by our focus on operationalizing our spend-centric model across the company.

We've discussed our model and its competitive advantages with you a number of times -- each time from a different perspective. Last summer Bill Glenn discussed the merchant benefits and our closed loop capabilities; at our last meeting Al Kelly spent time on the tactics he's applying against the model in our U.S. consumer business; and I've previously taken you through the financial advantages.

---------------
* On a GAAP basis, receivables were up 29% as of June 30, 2006 as compared to June 30, 2005.
** Pro forma return on equity (ROE) is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over agerage month-end shareholders' equity for the period from 9/30/05 through 6/30/06. ROE on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations) was 30%.

As a reminder, with a spend-centric model we have advantages on both the balance sheet and on the P&L.

On the balance sheet one benefit we gain is from the higher spend velocity generated by our type of model. Spend velocity is a ratio of card volumes to receivable balances, and is an indicator of capital utilization.

As you can see, among major players we are the clear leader in this metric. In our worldwide charge and lending businesses we currently generate more than 6 dollars of spend for every dollar of receivables.* This result is driven by our high spending proprietary card base, as well as by the acceleration of billings within our network business.

Because of this higher level of spend, the growth of our card business requires far less capital than that of a lend-focused issuer.

Lower capital, and the proportionately higher fee income that we earn, combine to generate the superior returns that are characteristic of our performance.

Now, moving from the balance sheet to the income statement, the advantages of our model continue to play out.

Our 4 to 5 times higher spend, premium discount rate, and higher level of card fees give us an overall revenue advantage. While our proportion of spread revenues and back end fees are not as high as our lend competitors, our funding costs are also proportionately less given the higher velocity of our receivables.

On the expense side, our cost to acquire a card and the ongoing support of our product value propositions are both relatively higher, as you would expect. This is partially offset, however, by lower proportionate provision and interest costs given the pay in full nature of our charge products, and the superior quality of our lending customers.

Net, net, our overall profit per account does give us an earnings advantage against our lend-based peers.

Since profitability is higher, and less capital is required to support our business, our return on equity -- as you saw earlier -- is significantly higher than that of lend-based competitors.

Because of the advantages inherent in a spend model, more and more issuers are indicating a shift to this focus as well. But just saying you want to pursue a spend-based approach is not enough. Behind the strategy you must also have a risk and marketing infrastructure to specifically support spend, and a range of capabilities to provide the information and data with which to implement it.

This is where our closed loop network manifests its value. By combining data from both the issuing/customer side of the business and the network/ merchant side, we can implement tactics that are more effective in driving spend into the entire model.

-------------
* Reflects spend velocity determined using managed receivables. Using
  GAAP receivables, during 2005 the Company generated 8.1 dollars of spend for every dollar of receivables.

The data provided by the closed loop allows us to better understand the needs of our customers, which in turn allows us to better support our merchants through the specific segmentation and targeting of offers. When used effectively, information is a powerful tool, and within the closed loop we have data on all elements of the payment chain.

As I said earlier, this is a unique advantage -- one that is increasingly being recognized in the marketplace. There have been attempts by competitors to replicate our closed loop but, as yet, none have been successful. They fall short in two areas.

The first is scale. Unless relevant data is broadly available on both your cardmember and merchant base, the value is limited.

The second is analysis. Masses of data without any insight applied also have limited value.

I believe it is the integration of our robust data and our modeling capabilities that truly allow us to maximize the benefit of our closed loop.

This brings me to the next discussion item on our agenda -- the concept of American Express being a "processor plus". Competitive advantages are what distinguish a market leader, and I believe within the card industry we hold a singular position.

As we've noted before, for quite some time we've remained the largest global card issuer by volume. But in addition to a strong position on the issuing side of the business, we've also been expanding our position in payments processing. The growth of our own proprietary business, as well as the recent volumes we've been adding from our network partners, have served to increase our processing scale -- a position of scale that some across the industry may not fully appreciate.

So let me start by going through American Express' broad position in payments. When we review the card payments landscape, here is how we think of it.

We view the payments value chain as having four elements -- card issuers, card processors, merchant processors and networks. Let me take you through each one.

First are the card issuers, a well known universe to everyone here. Card issuers own the cardmember relationship. They are responsible for building a product value proposition and for funding receivables. They also bear the credit risk of those receivables and are responsible for marketing and servicing of cardmembers.

Card issuers earn up-front and back-end fees and spread revenue directly from cardmembers, as well as revenue when their products are used for transactions.

The second type of player in the chain is the card processor. These are companies such as TSYS or First Data. Card processors are responsible for activities such as transaction authorization, billing, remittances and issuing card plastic to cardmembers. In essence, they're the back offices of those card issuers who don't perform these functions themselves. Card processors earn revenues directly from the issuers, mostly on a transaction basis.

The next group of players support merchants. In this bucket are the merchant acquirers and the merchant processors, companies such as First Data, Nova and B of A. Merchant acquirers sign up merchants, and supply and service the terminals that hook merchants into the payment networks. They are responsible for the routing, capture, accounting and settlement of merchant transactions. In addition they bear responsibility for chargeback and fraud risk.

Merchant acquirers and processors earn revenue from the merchants in the form of terminal and statement fees, and also earn revenue on each transaction.

The final players in the payment landscape are the networks. The networks are the electronic backbone over which transactions are carried. Networks earn transaction revenue from merchants, but only indirectly, through the merchant acquirers.

Often, in assessments of the payments industry, there is a great deal of focus on processors, the companies or associations that perform the tasks shown here. Processors have a highly valued business model because they take on minimal risk, have recurring revenue, and don't utilize large amounts of capital. The key to processor economics is scale -- how much volume can you put through an existing infrastructure. But, as you can see, across the payments landscape the term "processor" covers different companies or associations, each having separate and distinct functions.

So these four segments make up the payments value chain. In combination they represent the full revenue pool available to participants in the card payments industry.

While it is difficult to know with certainty, here is how we believe the transaction revenue pool is allocated. (This is strictly the revenue that gets earned on a dollar of spend. It does not include the revenue from card fees or terminal fees that get charged directly to the consumer or the merchant.)

While transaction revenue will vary by industry and type of card product, for simplicity my example assumes average revenue of 200 basis points, a number well below our average, but more in line with bankcard economics. Of this revenue, analysts have estimated that:

        o Networks earn 5 to 10 basis points per dollar of spend;
        o Merchant acquirers earn 20 to 40 basis points;
        o And issuers earn the remainder -- from 150 to 175 points.

As you can see, the processing margins are not large, which is why scale plays such a major part in the economics of this business segment.

As you've just seen, there are many players involved in card payments, and the slides I just went through included a number of company logos. But you will have no doubt noticed that the only company of significant scale that's involved in EVERY element of the payment value chain is American Express.

As a card issuer, a card processor, a merchant acquirer/processor and as a network, we participate in the payments value chain from end to end. Therefore, as global economies expand and plastic penetration continues to increase, we have the potential to earn a larger share of this fast growing revenue pool.

And, as I said earlier, not only are we a player in all segments of payments, but we're a scale player in each of them as well.

As an issuer, we have over 70 million global accounts. We are the largest global card issuer by volume and are the 4th largest card lender in the U.S. Over the last 5 years we've acquired almost 11 million net new proprietary cardmembers. Each year we answer over 200 million telephone service calls and process over 400 million online service transactions.

As a card processor the volumes we handle are also extensive. We approved almost 4 billion transactions last year. We created 400 million card statements. We processed almost 330 million remittances.

As a merchant acquirer and processor we are the second largest in the U.S. industry behind FDC. Over the last four years our growth rate has outperformed all but one of the top 6 processors. Being a merchant acquirer and processor provides us with DIRECT relationships with millions of merchants around the world, a number that continues to increase as we expand spending categories and leverage our global network partnerships.

As a network it is estimated that we currently have a 22% share of U.S.
charge and credit billings. Our strong organic growth over the last four years has allowed us to gain 280 basis points in share since the end of 2002. Outside of the U.S. our consolidated share is not as large, but the numbers, as I mentioned earlier, are trending up.

So, as you can see, our size and capabilities already make us a strong competitor within the processing field. And the addition of our network partners should accelerate our volumes and increase our scale even further.

As we launch new partner products, as we shift additional spending onto the Amex network, we gain efficiencies and reduce our unit costs, further adding to our margins. For many years we were prohibited from opening our network here in the U.S., but we're now competing aggressively and making the most of our opportunity.

While it's outside of the scope of today's topic, I think it's also relevant to note that payments is not the only processing arena in which we're a scale player. We are also the largest global processor of travel transactions, of travelers cheque sales and settlements, and of rewards-related transactions.

While each of these areas are distinct from our payments business, they nonetheless add to our overall processing expertise. Having large scale processing capabilities across a number of businesses allows us to optimize telecom networks, technology costs and, quite importantly, the expertise and talent of people across the company.

So the facts I've provided to you on our processing businesses are interesting. Yes, we're a scale player in each of these areas. But the key to sustained financial performance is to combine large size with strong relative returns. So how do we stack up against processing competitors?

On the network side of the business it's been difficult to appropriately compare our performance to that of either Visa or Mastercard. Being privately held gave the associations the ability to volunteer only the information they wished to disclose, unencumbered by the requirements of SEC filings and outside shareholders. But now that Mastercard is a public entity, we've gained a better insight into our comparative performance.

As you can see, on an "all-in" basis, both our pre-tax margins and our return on equity clearly outperform our network competitor. But, admittedly, our overall company results are not really an apples-to-apples comparison against Mastercard.

A better comparison is to use our segment information and look at our global network and merchant services business. Again, it is not a perfect comparison given that GNMS includes our merchant business, but it is a closer match.

Using this segment comparison the strength of our relative performance is clear. Whether looking at pre-tax margin or ROE, we significantly outperform Mastercard. Add to this the fact that we've outgrown them over the last several years, gaining share at their expense, and I believe the strength of our position becomes even more evident.

But Mastercard is just one network competitor. How about our returns relative to other processors?

Again, our economic advantage is clear. Whether looking at the GNMS segment, or here at the company in total, we generate higher returns than any of these major players.

The same ranking holds true when looking at the company's net income margin.

It's when you look at valuations, however, that this trend reverses. Now granted, I'm biased. But as I see it, when assessing the processor universe, we look like a pretty good buy.

So that's the processing side of our strategic model. We've got large scale, we've achieved good growth and we've generated high returns over the last several years.

If we now add in the benefits from the issuing side of the business, the vertical advantages of our "processor plus" business model become even more evident.

This combination of our proprietary card business, with its spend focus and premium customer base, and our merchant network truly does create a "one plus one equals three" outcome:

     o The high-spending consumer, small business, middle market and large corporate cardmembers we bring to merchants through our issuing businesses provide us with important insights on customer needs and spending trends......
     o While our merchants, in turn, provide us with a direct and ongoing source of value for our cardmembers, in addition to the premium economics we earn due to our higher spending base.

The combination of both businesses within the capabilities and structure of our closed loop is what enables us to provide premium value to all of our customers, whether cardmembers or merchants. Our closed loop remains a key competitive advantage, and the robust data, insights and value we gain from it, and then apply to our businesses, have no peer in the marketplace.

I believe this marriage of an issuing and processing business within one company provides unique opportunities for future growth. As an issuer we've clearly demonstrated that we can outgrow our competitors in both volumes and balances. And, as you've seen today, we've been realizing our growth potential in processing -- growth that is coming at very attractive returns. I believe the financial characteristics of the new American Express truly do separate us from our peers, and offer us significant potential for future shareholder value.

                             * * * * * * * * * * *

Those of you who attend these meetings on a regular basis have by now noticed a fairly consistent theme. Over the last several meetings you've now heard about a number of important topics:

     o the growth and financial potential within our network business;
     o the opportunities and growth plans across our international and U.S. proprietary card businesses;
     o and the value of our merchant relationships and closed loop capabilities.

Individually, each of these businesses has a critical role to play in generating our future growth. But, I believe we're just now at the point where our future growth story will be about the COMBINATION of these three businesses.

In a competitive marketplace, distinctive advantages count for a lot, and I believe we have a number of them.

        o Our spend-centric focus;
        o Our strong global brand;
        o Our premium positioning and economics;
        o Our closed loop data and the analytical insight to use it effectively;
        o And, now, with the spinoff of Ameriprise and the growth of our network business, a "processor plus" strategic model that has the potential to further expand our shareholder value.

Over the last five years our billed business and top-line revenues have seen the positive impact of our consistent investment spending. With this momentum as a foundation, and with the assets and talent we have across the company, I believe we can continue to generate growth across the entire payments value chain.

                               * * * * * * * * *

As I said earlier, over the last several years we've consistently invested in the growth of our business. The investments we make in marketing and rewards tend to get the focus, but we've just as steadily been investing in our core capabilities and infrastructure. One key area of focus for us has been our web-enabled capabilities.

It's been a while since we last discussed this topic with you. In fact, it happens to have been 1999, the height of the dot.com boom.

As we all know, a lot has changed since then. The dot.com boom was shortly followed by the dot.com bust. But even after the bust occurred, we continued to invest steadily in the web. We saw the potential in this technology and continued to fund its development.

Along the way, however, our approach evolved. Instead of the web being the object of its own separate strategy, we soon realized its greater benefit was as an integrated tool within our existing business strategy and tactics.

An online component is now firmly embedded into almost every element of our business and our company -- from card acquisition, to customer servicing, to employee benefit enrollment. The advantages we've gained from the web have been quite tangible to our businesses, and have been material to both our top-line revenues and our expense base.

Jud Linville, President of U.S. Consumer Card, also wears a second hat and is responsible for our global interactive development. He'll now take you through how we've used the web to transform our business tactics, our customer experience and many of our company processes.

Jud ..............

--------------------------------------------------------------------------------
                          FINANCIAL COMMUNITY REMARKS

                         JUDSON C. LINVILLE'S REMARKS
                                August 2, 2006
--------------------------------------------------------------------------------

Thank you, Ken.

I am delighted to talk to you today about the Internet, and the role it plays, across our global business.

Simply put, the Internet has become essential to our business model -- a powerful channel to interact with our affluent customers. And -- one that I trust you will see -- simultaneously reduces costs, drives Cardmember spending, and builds our Brand.

As we think about the interaction of the web with our business model, we absolutely strive to be cool, hip, leading edge and relevant. We are streaming video and pushing information to customers via widgets and RSS. We are incorporating dynamic flash elements in our web site, personalizing offers to an N of one, and continually customizing by market. In essence, we are wedded to the web.

Of course, we must also ensure that we drive customer and shareholder value. As you'll see, we think we have delivered against both...with still considerable upside.

Over the past several years, our use of the Internet has obviously evolved. Let's consider this evolution in phases. Our initial focus was on transaction processing and specifically, reducing costs. So I will provide a brief history. Consider this Phase 1.0.

More recently, as customer needs and preferences evolved on the web, we leveraged the strengths of our businesses THROUGH the online channel. In fact, we found that the Internet could act as an ACCELERANT to our spend-centric business model. Call this Phase 2.0.

Finally, Phase 3.0 is our ability to deliver powerful and engaging online experiences to our customers -- as well as some pretty cool advertising -- that consistently, and over time, helps BUILD OUR BRAND.

Today, I will talk about each of these phases. I will touch briefly on the history of cost reductions, focus most of our time on our online capabilities as a business accelerant, and close with the opportunities the web creates for us to shape the American Express Brand.

We currently operate web sites in 62 markets around the world. However, given our time, I will generally provide statistics for the U.S. market, where we have had a web presence the longest. I will supplement those stats with a few specific international examples. I will also focus on statistics from our U.S. Consumer Card business, the business I run, although I will reference other Amex businesses throughout the presentation.

Without question, the Internet has come a long way since the heyday of the dot-com era of the late 1990's. And while it's clear there's less glitz today than there once was, the Internet is actually fulfilling on its initial promise of transformation...and then some.

As evidence, just look at the high-profile consumer social sites like mySpace, YouTube, or even Facebook. The last site, as example, has clearly taken hold in my household -- a home with two Internet savvy teenage daughters. These sites, these enterprises, have captured the attention of consumers and are creating news themselves.

But, the web is also living up to its promise at companies that AREN'T just pure play Internet -- like American Express. The web has fundamentally transformed our business over the past few years.

Think about it.  The Internet has enabled us to:

        o Attract new customers faster and more economically than we otherwise could;
        o Bring our Cardmembers and merchants closer to us, AND to each other;
        o Serve as a virtual service center 24/7 -- at higher speed and lower cost than is possible with service representatives; and
        o Generate new business -- both online and off.

Or, consider these facts:

        o We receive a consumer card application online EVERY EIGHT SECONDS.
        o NEARLY 60 PERCENT of all Membership Rewards transactions are redeemed online.
        o This year the Internet became the LARGEST ACQUISITION CHANNEL of small business accounts -- at a time when our small business portfolio is growing at an exceptional rate.
        o And, more than 50 percent of cards in the U.K. are acquired online.
        o Our site has become so much "our customers' way of doing things," that we now have MORE UNIQUE VISITORS every month to americanexpress.com than sites like the Gap, Wall Street Journal, American Airlines. Add to that list, Ford Motor Company or Kodak. And EVEN...Match.com.(Note
          1)

Of course, we don't base success on site visits, but instead on business fundamentals. So let me get to the heart of our discussion.

------
(Note 1) comScore Networks, Inc. Key Metrics Report, June 2006

PHASE 1.0 -- HISTORY: COST REDUCTION

Initially, we focused on the web as a tool for transaction processing. Over the past decade, we moved aggressively to migrate transaction volume -- and often the most basic and unglamorous of our service transactions -- from a manual process to the web. We moved everything from new card applications to bill payments.

During this time, we saw the Internet as a "turbocharged processing machine," providing customers with a friction-free channel to conduct business with American Express, whenever and wherever they wanted.

Through the years, we substantially increased the volume of transactions we handled online. For example, last year, our Cardmembers paid us...online...nearly 100 MILLION TIMES.

It's just one example, but it happens across all service processes. And as we migrate transactions to the web, we free up customer service representatives from rudimentary tasks. Instead...enabling them to focus on more complicated customer needs and truly value-added service requests.

And -- of course -- we can process online transactions at far less expense.

The opportunity for cost reduction runs across our businesses. For example, back in 1999, we chose to turn off the paper reports that we sent to Corporate Card clients. These paper reports had great data, but were voluminous. We realized that they could be replaced with far more effective tools online, which we call @Work. These tools included a basic online data warehouse, simple analytic tools, and reporting capabilities to allow clients to build and customize reports based on their particular business.

We launched a campaign to aggressively move customers off of paper. And, it worked. We had more than 80 PERCENT ADOPTION of online reporting in the first year. Since then, customer satisfaction has risen 27 PERCENT. At the same time, we've saved more than 424 million sheets of paper, and counting.

Importantly, the cost reduction opportunity runs across all operational processes.

For example:

        o Online applications are 53 PERCENT LESS EXPENSIVE to process than paper.
        o Online payments are 84 PERCENT LESS COSTLY for us to process than manual payments...Consider that fact -- with what I had mentioned earlier -- that our Cardmembers made nearly 100 million online payments last year. The total cost of ownership for the payment process...looks a lot different...or,
        o Online Membership Reward point redemption is 86 PERCENT LESS
          EXPENSIVE.

Let's take a second to think about what's behind these figures -- massive amounts of processing VOLUME -- on average 38 percent of these transactions -- migrated to the web -- at expense RATES that are 53 percent, 84 percent, and 86 percent less expensive than offline.

Now consider all of our service processes, and you can appreciate how the web has become a virtual service center, and a powerful processing advantage.

Balance inquiries are yet another good example. It costs us 97 percent less to process a balance inquiry online than off. If we had service representatives handle all of the balance inquiries we receive online -- given standard operating ratios -- it would be the equivalent of more than 500 additional service representatives.

Not surprisingly, the Internet has been behind some of the significant reengineering savings you have heard about over the past several years. The reengineering work was really some pretty basic stuff that I saw first hand when I ran our Card Operations. In many respects, this is a fundamental component of our business.

-- We manage large processing engines, at ever lower costs.

-- We take these capabilities to the web, leverage the heck out of them, and deliver great value to the bottom line or funds to reinvest.

Integrating the web into "how we service customers" has helped drive process innovation on multiple fronts. Most importantly, it led to improvements in both cost AND quality. I've addressed cost, but we have also seen improvements in customer satisfaction.

        o Customer satisfaction levels for online applications are 5.7 PERCENT HIGHER than offline.
        o For online payments, overall satisfaction is SIX PERCENT HIGHER.
        o And, for Membership Rewards redemptions online, satisfaction is 10.5 percent higher.

In a world of customer satisfaction where we most often measure improvements in basis points, these improvement levels are OUTSTANDING.

I trust you can see, with a few brief examples, how we wring large amounts of cost out of our processing engine...via the web. And we do it in a way that materially improves our relative position in both cost and quality.

Trust me, we are not done. In the U.S. we still see significant upside.
And, in many international markets there is still significant room for web cannibalization of offline costs. In fact, Ed Gilligan, who runs
International, sees considerable opportunity as the move to online servicing in several key markets is just beginning to take shape.

PHASE 2.0 -- BUSINESS ACCELERANT

So shifting gears to the web as Business Accelerant...clearly, one by-product of our increased use of the web has been the dramatic increase in the number of contact points we have with our customers. This set the stage for Phase 2 -- the web as Business Accelerant. We are no longer focused just on "driving to the web"... but are clearly "integrating the web" in everything we do.

This is a subtle, but powerful, shift in thinking. Rather than just focusing on reducing expenses by encouraging customers to use the web for service, we broadened our focus to include opportunities to drive revenue and build our Brand. In essence, we made the Internet a very powerful marketing channel.

A channel that is built to leverage Cardmember and merchant data, rapidly adapt our risk models, and exploit direct marketing capabilities. In so doing, we have expanded the web from a virtual service center to a holistic marketing engine to accelerate our business model.

As Ken covered earlier, this is our spend-centric business model. As you know, the virtuous cycle of this model starts by marketing to high spending, affluent consumers. This leverages our premium discount rate, while simultaneously delivering higher spending per-transaction to our merchant partners. The economics of this allow us to then re-invest in more valuable products, services and rewards for our customers, thereby continuing the cycle.

As I mentioned, we do not view our presence on the web as a business model in and of itself. Rather, it's an "accelerant" to our spend-centric model...in three key ways:

First, the web gives us INSIGHTS into our AFFLUENT CUSTOMER NEEDS...online. We have learned that their needs ARE different, and as a result have built our web site and products and services to meet these specific needs.

Second is INTEGRATION POWER, which you may recall Al Kelly talked about in February. Integration Power is the application of innovation, business transformation and our proprietary capabilities -- like information management, risk management, targeted marketing, fraud controls -- all applied in this case to the online channel.

Third is the NETWORK EFFECT, or how we leverage the Internet to expand our network -- adding people, providers, transactions and business volume. Whenever we can move from a "static direct response" model with our customers -- and our prospects -- to a targeted dialogue, one that is real-time and dynamic, we enhance the network effect. And, better drive our spend-centric model.

UNDERSTANDING AFFLUENT CUSTOMER NEEDS

Let me start with AFFLUENT CUSTOMER INSIGHTS.

Through real-time test-and-learn pilots, new customer tracking technologies, or quick reads on changes in Cardmember behavior, we gain valuable insights from the web.

At its simplest, we have constructed a hierarchy of our customer online needs. It starts with the essential elements of security and privacy, high levels of availability and relevant functionality.

But for affluent consumers, this is not enough. They have active, complicated lives and therefore demand EASE. They are successful and seek recognition of their uniqueness. This requires us to deliver a PERSONALIZED experience. And, because they spend time on the most DYNAMIC web sites, they bring that expectation of excellence with them when they come to our site.

Let's stay with this simple set of observations and follow how it leads to changes we make online. Then we will cover more sophisticated insights, and the significant business outcomes they drive.

First, to deliver on the needs of affluent Cardmembers really does require the use of broadband. Our customers, particularly our best customers, have already migrated to broadband. In the U.S., 70 percent of affluent households have adopted broadband versus a little more than 50 percent adoption by non-affluent households.(Note 2)

Just to make the point, nearly 90 percent of visitors coming to AmericanExpress.com do so through a broadband connection.

Let me give you an example of how broadband access enables us to deliver more. Late last year, we completely redesigned our U.S. home page to tailor it to the needs and interests of affluent consumers.

This was our original home page, which was developed for a dial-up environment. At the time it was launched, it was well-designed and performed the function it was expected to. But as the Internet rapidly evolved, it became outdated.

In late 2005 we made significant enhancements to our site. Without going into bits and bytes, you can see our new home page looks dramatically different. We have tailored the site for affluent consumers and small businesses -- the most active users of our site. We have:

        o PERSONALIZED the site to reflect whether you are a prospect or an existing customer, and if a customer, "serving up" specific information about the American Express product, or better yet products, you currently own;
        o Provided an uncluttered design to increase EASE of navigation;
        o Incorporated DYNAMIC flash elements that can provide sound and motion. This allows the full breadth of the emotional elements of our Brand to come through; and
        o Geared the site for larger format monitors, which we know our affluent customers are more likely to own.

------
(Note 2) eMarketer, May 2006; and Nilson/NetRatings, April 2004


We have carried these design principles -- using rich visual display -- to other areas of our web site as well. For example, we recently launched a global gateway -- one that provides access to American Express information...specific to dozens of countries worldwide.

Visitors coming to this interactive gateway can easily find emergency services in a particular location, or by clicking on the animated globe can quickly link to the homepages of our worldwide sites.

If you look at some of our competitors' web sites, you can see a difference in terms of the richness of experience that we provide. The layout for these sites essentially looks like a table of contents with a page of text links on a largely stark white background.

Of course, what works in one market, may not work in another. Our design work must factor in cultural and personal needs in local markets.

This is the home page of JCB in Japan. Obviously, it is a dramatically different design aesthetic, based on what works in that market.

And, this is ours. As you can see, we have balanced our need for branding consistency around the globe, with the design preferences of the local market.

A few additional facts about our Cardmembers online:

        o 70 percent of our high value Cardmembers have enrolled to manage their accounts online; and
        o American Express customers spend on average 38 percent more per transaction online than our nearest competitor.(Note 3)

So, understanding and meeting the online needs of affluent customers is clearly important. And I trust you can see the foundation for how the web acts as a business accelerant...drawing on some of our most basic marketing skills -- simple needs assessment and good visual...and "presentation package" design.

INTEGRATION POWER

Now, let me turn to INTEGRATION POWER. The adaptation of more sophisiticated marketing, information analytics, and risk capabilities to drive the overall business model -- particularly top-line growth.

A very simple example of how we are exploiting the power of the web -- a card application for our OPEN small business customers. Initially, our online applications essentially replicated paper. The new online application helps better describe the information we are requesting, pre-fills fields where applicable, and even adds an engaging way to include your name and business directly on the card as you type.

Again, simple stuff. But, since we introduced this new application for small businesses, our online application rate has increased by MORE THAN SIX PERCENT. This is another illustration -- much like transaction processing and cost reduction -- where a lot of small things, done a little bit better, really pay-off in aggregate.

Of course, we are looking at many different ways to drive MORE applications online...across ALL of our channels. Even Take-Ones. As you know, we have an acquisition channel that consists of a paper brochure with an application attached that's available at the merchant point-of-sale. We optimistically call these, "Take-Ones." As you can imagine, managing this channel is cumbersome.

-------------
(Note 3) comScore Networks, Inc.; Q4 2005

The launch of our "Nectar" card in the U.K. was an opportunity to try something innovative -- a Take-One that drives customers to the web. We worked with a number of merchants -- in this case British Petroleum -- to display eye-catching, plastic cards -- designed to look like the Nectar card -- that had product information on the back along with the URL to apply for the card.

This program demonstrated the strength of integrating the innovation of the online Take-One...with the reach of our merchant network. Merchants benefited by receiving a bounty for the cards acquired. Consumers benefited from the convenience of applying online. And, we benefited from the expense reduction.

Obviously, across all the sources of web-based applications -- from the example I just gave, to search driven, to our home page -- the web is an incredibly cost effective channel to acquire cards. You may recall, it is 53 percent less expensive for us to process applications online than off.

But again, it is not simply about cost arbitrage. Instead, and clearly more important, is our ability to use the web to drive top-line performance.

So let's look at the web site redesign that I spoke about earlier. Obviously, it wasn't about just "prettying up the pages." It was about integrating the best of our traditional marketing capabilities with valuable online assets to drive business results -- again to drive top-line metrics like Card acquisition.

Since the site redesign in the fourth quarter of last year, we have seen an 86 PERCENT increase in cards acquired through the new home page. Consider that many site redesigns and upgrades are often initially met with consumer frustration -- "I can no longer find x, y, or z!!" Not only did we not get those incoming "zingers" but we saw an 86 percent lift in new cards...which we firmly believe is attributable to the redesign...and the underlying offer optimization.

Now, we also believe there is a lot of gas still in that tank, whether it is in other areas of the U.S. site, or across many international markets. Perhaps as important is that American Express Interactive -- the team responsible for most of this innovation -- is one global team. And therefore, the knowledge transfer opportunity seems limitless.

So it is evident...we are integrating the web into our already substantial acquisition capabilities. We are utilizing sophisticated information management and underwriting expertise. And as a consequence, we are able to target the right product or service offer, to the right prospect, in real-time.

Not surprisingly, the ability to integrate offline expertise with the web has resulted in rapid growth of cards online beyond our home page. Year to date, our U.S. Card Services group has seen an increase of 116 percent in new cards acquired online over the same period in 2003.

And it is not simply a growth in Cards acquired. The payoff is most evident in customer behavior. Cardmembers that we acquire online are 179 PERCENT MORE PROFITABLE than those acquired through direct mail. This outstanding profitability is driven by two factors: The cost to acquire them is 92 PERCENT LESS -- PERHAPS NOT SURPRISING; but most important -- they generate 79 PERCENT HIGHER SPENDING. You can imagine the impact of this on our underlying economics given the growth in new cards I just mentioned and the outstanding profitability these cards deliver.

Again, a peek behind one of the powerful levers that has been fueling our Card business growth.

Importantly, because of these spend and volume increases, we have reached a major milestone: THE INTERNET NOW DRIVES AS MUCH NEW CONSUMER CARDMEMBER SPENDING AS PRE-APPROVED DIRECT MAIL. This is not to disparage direct mail, which is still a workhorse channel in acquisition, but it is noteworthy that it is now running head to head with a powerful and emerging channel -- the web.

So, given our spend-centric model, using the Internet to drive Cardmember spending has been...for us...a critical component of some of the business growth you have seen over the past several years.

And there is still a lot of room to grow.

Once a Cardmember is acquired, we have a variety of opportunities to leverage Integration Power. As you know, one of our competitive advantages is the quality of the data we have from our closed loop system and our ability to use it to gain powerful insights through risk modeling and information management capabilities. We leverage these competitive advantages extensively online.

For example, we aggregate information on spend history, risk models, demographics, and response modeling into an online Cardmember database, which fuels a decisioning engine. This decisioning engine determines the BEST offer for a SPECIFIC customer and at OPTIMAL returns for the Company.

To show you this capability in action, take a look at our homepage. This page first recognizes whether a visitor is a prospect or an existing customer. Here, we have identified a customer...and in this case one we really value. Based upon a whole host of factors, ones you would expect...and several that would surprise you, the decisioning engine has determined that the best offer for this individual is a Platinum Card upgrade.

In addition, once the customer has signed-in to manage their account online -- in this case their Green Card -- we can further leverage our risk modeling capabilities to make the upgrade offer pre-approved. Now this is a very simple illustration -- intentionally simple. First, I believe you already appreciate how clear and powerful our upgrade paths are -- as well as extensions to our product lines -- they are a critical component to our card growth.

Doing this simple thing, very well, is essential to our spend growth. And the maniacal attention we apply to it, we believe, sets us apart from the competition.

Cardmembers "trade-up." And when they do, their behavior changes...in ways that fuel our business.

So while I could show you a contextual sale, with all the optimization bells ringing -- like a Golf purchase on the Card, that sets off a Membership Reward offer for Callaway clubs, that triggers a By Invitation Only offer to walk behind the ropes at the American Express World Golf Championships...that, of course, would drive more engagement and downstream spending. This too is possible and can happen.

But do the basics, really well, like upgrading cards from one tier to the next, and you win.

Now when customers log in to American Express, they most often go directly into their summary of accounts. And once there, they overwhelmingly tend to check their statement and pay their bills. Of course we like that, because as much as we are spend centric...WE DO FOCUS ON GETTING THE PAYMENT.

In fact, online bill payments have been growing at a Compound Annual Growth Rate of 33 percent.

Again, another example of enormous volume -- at a unit cost that is 84 percent lower than if the payment were handled manually -- but one that creates additional opportunities to deepen our relationship...and cross-sell where appropriate.

Yet, with still more than 50 percent of payments left to migrate online, there's huge upside to realize in cost savings, as well as cross-sell, in the future. And I think we are pretty good at each.

There are many other examples I could provide. But I think you get the picture. The enormous growth of the online channel, along with our significantly lower processing costs...delivers a step function change in our expense base. Perhaps more importantly, our ability to leverage our closed loop data, transform core marketing capabilities and innovate like heck...provides us with a strong competitive advantage...and acts as an accelerant to our top-line growth measures as well.

NETWORK EFFECT

The final way we are using the Internet to accelerate our business model growth is by leveraging "connections" between American Express and our customers, and increasingly, between ONE customer group and ANOTHER. In essence, we are capitalizing on the value of our closed loop network -- our relationships with our high spending customers, the partnerships with our merchants and our information management and risk modeling capabilities.

When we can enable various participants in our business model -- be they Cardmembers, merchants or travelers -- to gain value from one another, we can further solidify and accelerate our growth. We call this the NETWORK EFFECT.

Let me give you a few examples to bring this to life:

MY WISHLIST is an innovative way we connect our merchants with our customers online. Through My WishList, every Cardmember with a Blue Box logo on their Card can win the opportunity to purchase limited-supply, premium items...or experiences...at deep discounts from service merchants or manufacturers. This is true for all customers, whether they have a Green Card, Blue, Platinum, or a Citibank-Amex or BofA-Amex card.

In keeping with our target audience, the gifts are high-end. For example, as you can see, we've offered Range Rovers for $5,000 a piece. Not surprisingly, our customers were interested. The program generated a great deal of buzz, with more than four million unique visitors to the site during the promotion.

We had a similar response when we offered a Bombardier Private Jet experience for $3,000.

AMERICAN EXPRESS SELECTS is another way we help connect our Cardmembers and merchants. This site gives Cardmembers -- again all Cardmembers who have a Blue Box on their card, including those of our Bank partners -- access to merchant offers around the world, and provides merchants with a cost-effective marketing platform and incremental spending. And we enhance the network effect through this increased connection.

Another example of Network Effect is our ability to combine Membership Rewards with the world's largest travel agency -- American Express Travel.

As many of you know, we have seen a 77 percent increase in spend tied to rewards products since 2002. And Cardmembers enrolled in Membership Rewards spend more and have better credit performance than Cardmembers who aren't.

In addition, nearly 60 percent of Membership Rewards redemptions are now done on our web site. Obviously, these customers prefer the ease of interacting with us online.

And, when Cardmembers redeem online, we can tailor offers, thus subsequently influencing the CATEGORIES of redemptions Cardmembers choose.

Better yet, the Internet enables us to drive true business transformation.

A great example is the innovation surrounding the redemption process for Membership Rewards points.

Let's take a travel redemption. Membership Rewards offers -- for the first time ever -- Pay with Points, a feature that allows Cardmembers to pay with points for virtually any airline, hotel or cruise through American Express Travel.

Consider also...you can book for travel at any time -- there are no reward black-out dates or restrictions. In addition, because we are the only major card issuer who controls both the rewards program and the travel agency, we have been able to create a very simple and seamless process.

You just Search, Select and Redeem.

        o Input your preferences in Search;
        o Select from a variety of options; and
        o Redeem points for all or part of the trip.

It's that simple.

With a soft launch in August of last year, operating with nothing more than an internal name, and limited advertising, it is now among our top 10 redemption options.

It might be fair to say that competitors, by contrast, have a somewhat AWKWARD customer experience. For instance, they cannot book an air and hotel redemption in one easy place, and -- in almost all cases -- there is no option to make a partial payment with points.

So we are delivering something we know is faster, easier, just simply...better.

But the online Membership Rewards innovation extends beyond travel...and beyond redeeming points.

Very shortly, we will launch Bonus Points Mall, a new sitelet where Membership Reward enrollees can shop to earn TWO points for every dollar spent at over 100 brand name online retailers. It's another example of Network Effect and how we can bring our merchants and Cardmembers together online.

So the web's Network Effect enables us to build powerful online offerings through our ability to make connections. Here too, we see significant cost reductions. Whether we're processing Membership Rewards for air, hotel or retail, they are 86 percent less expensive online.

And, our economics are further enhanced, since a greater proportion of non-travel redemptions are made online. In fact, the proportion of non-travel redemptions is 75 percent greater online than by phone.

Not only does the web provide connections that weren't achievable before, but it makes them more effective using new technologies. Let me share a couple of examples.

REALLY SIMPLE SYNDICATION -- or RSS -- is a complement to web sites and emails. It delivers timely and relevant information directly to a customer's wireless device or desktop via a site like "My Yahoo."

Instead of searching and clicking your way through the web, RSS allows you to "pull" the information you want -- such as concerts in your area -- DIRECTLY to you.

RSS lets our customers stay up-to-the-minute on product and service offerings, including early on-sale events, consumer travel offers, Membership Rewards bonus point promotions and Gold Card events.

With these feeds, we can alert our customers to things they want to hear about in a fast, personalized, spam-free way. And, the customer remains in control, since they opt-in to the information they want...how they want it.

Then if they want to take advantage of an offer, they can simply click on the link and go directly to the appropriate section of the web site.

This type of dialogue is impossible in direct mail. With each response, the dialogue becomes more targeted and personalized. More importantly, each of the participants in this network is extracting incremental value, and producing more transactions. Hence, the Network Effect.

Here's another example: In the U.K. and Italy, we launched a special American Express web site giving our Cardmembers traveling to Turin for the Olympics the opportunity to download a free podcast to their MP3 player. The podcast provided a map, an hour-long audio tour of the city, and highlighted shops and restaurants that offered special discounts and benefits for Cardmembers. The podcast, in effect, created a new benefit exclusively for these Cardmembers. Plus, it helped drive incremental spending to newly acquired merchants in Turin.

And, finally, just last week we hosted an event in New York for small businesses, featuring celebrity business owners, Kate and Andy Spade and Bobbi Brown. We included a live webcast so that small business owners around the country, and for that matter around the world, could participate. We also used an innovative polling technique to allow participants -- in-person and online -- to respond to questions during the show.

That's Network Effect!

BUILDING THE BRAND

Now, let me move to Phase 3 -- how we are using the Internet to build our Brand.

As you've heard, our customers come to our site to check their statements, make inquiries about their accounts, and pay bills. They also shop with their Membership Rewards points -- or -- research and book trips. The more we can deliver experiences and offers that are timely, relevant and personalized, the more the Internet acts as a BRAND BUILDER.

In fact, the Internet plays a big role in how people think about a brand. It might surprise you to know that our research shows that web site satisfaction is the fourth most important predictor of brand satisfaction, above merchant acceptance and rewards.

The customer experience is one way we build the Brand online.

We know our customers and they expect a lot from their online experience. They constantly want better, faster, and more flexible. In fact, our BEST customers, who are frequent users of other popular web sites, know what best-in-class sites offer -- whether for online shopping, information search, or social networking.

Therefore, we don't just benchmark against other financial services companies online. We also get inspiration and motivation from sites outside of our industry. This helps ensure our site reinforces the relevance of our Brand to our customers and prospects.

A second way to build the Brand is through ADVERTISING, where the Internet is playing an important role.

For instance, we recently aired a television commercial with film director Wes Anderson. The commercial was quickly embraced by customers and prospects alike and shared on sites such as iFilms and YouTube. In fact, "Wes Anderson" was one of Google's top five searches shortly after the advertising aired.

The web is also playing an increasingly important role in our sponsorship activities. For instance, this past January at the Australian Open we leveraged our relationship with Andy Roddick to create a fun interpretation of the 1970's video game, "Pong."

This capitalized on the growing popularity of gaming online to attract people to our site. It created a community of online gamers who competed against one another for top score. The two-and-a-half week event attracted nearly 80,000 unique visitors.

As you may know, we are the primary sponsor of the New York Tribeca Film Festival. This spring, we conducted a 15-second My Life My Card film competition to help generate awareness and excitement for the festival and the American Express Brand.

Aspiring film makers posted their video submissions in an online gallery for viewing, rating and sharing -- almost like a type of "YouTube" Film Festival. We received more than 1,700 video clips. The average time spent on our My Life My Card site was almost double that in 2005. And, importantly, we saw increased Brand favorability amongst prospects who came to the site.

And now, I'd like to show you three of the top 10 finalists.

[Video Clips.]

OK...so people obviously spend a lot of time online...and it is often a chance for them to express THEIR creativity!!!

Aside from having some fun, I think you can see, we have built good momentum in terms of leveraging the Internet to help accelerate our spend-centric business model. And, we have more opportunity ahead.

We know, however, that the online space changes rapidly, so what defines market leadership today will not necessarily be the same even a month or year from now. As a result, we are constantly striving to find new and innovative ways to use the web to deliver even greater value to our customers.

One way we are innovating is through AmexLabs. This new web site, which resides within AmericanExpress.com, lets our customers try state-of-the-art interactive experiences and then give us feedback. In essence, our customers are participating in the development of new products, services and capabilities we may offer online.

"Widgets" are one of the new applications we are testing through AmexLabs. For those of you who may not be familiar with this term, a "widget," at least in the online world, is a downloadable desktop application. It allows us to market to our customers online, without requiring them to come to our web site.

If you sign up for the American Express Account Widget, an American Express "Blue Box" icon sits on your desktop. Click on it, and you can see up-to-date account balance information for all of your Card accounts.

And because it sits on your desktop, you see the American Express logo every time you turn on your computer, not just every time you come to our site.

Initial response to our Account Widget has been very good. We sent an email to Cardmembers who we thought might be interested, and received nearly double the response rate we traditionally do for email offers. And, the feedback we have received has been overwhelmingly positive.

So, if you're interested in checking out some of the emerging features and tools we're looking at, go to labs.americanexpress.com.

SUMMARY/WRAP UP

I'll close with what I trust has become evident to you. That the Internet is an accelerant to our spend-centric business model.

It is a clear source of advantage, as it:
        o Lowers transaction expense;
        o Improves top-line metrics;
        o Attracts better, higher-spending customers;
        o Deepens loyalty; and
        o Drives innovation.

And, even though we have made substantial progress, even though we have derived a lot of ongoing benefits -- in reengineering, servicing, spend acquisition, and customer loyalty -- we still have a "long runway." We are not through. And there is considerable opportunity ahead.

Whether it is processes that have yet to be fully embraced on the web -- such as Cardmembers electing to turn off their paper statements -- or multiple market opportunities throughout International, or simply, the ongoing fine-tuning of our acquisition engine and spend promotions online...we are confident that there is still considerable upside.

Again, we believe that the web builds on our offline advantages. In fact magnifies these advantages.

The core characteristics of the web -- speed, massive information processing, dynamic real-time interactions, personalization and cost effectiveness -- help accelerate our business process innovation, drive a true "Network Effect," and ultimately build, not merely leverage, but build our brand.

Thank you.